UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2020

Recharge Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39578	85-1873676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 201

Sarasota, Florida 34236

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (937) 610-4057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	RCHGU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	RCHG	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	RCHGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 5, 2020, Recharge Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted the underwriters in the IPO, a 45-day option to purchase up to 3,000,000 additional Units solely to cover over-allotments, if any.

On October 5, 2020, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 7,750,000 Warrants (the “Private Placement Warrants”) to SKG Sponsor LLC (the “Sponsor”), generating gross proceeds to the Company of $7,750,000. Each of the Private Placement Warrants are exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.

On October 5, 2020, a total of $202,000,000 representing the net proceeds from the sale of the Units and the Private Placement Warrants was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On October 23, 2020, the Company consummated the sale of an additional 40,000 Units that were subject to the underwriters’ over-allotment option at $10.00 per Unit, generating gross proceeds of $400,000. In connection with the exercise of the over-allotment option, the Company sold an additional 12,000 Private Placement Warrants to the Sponsor, generating gross proceeds of $12,000. In addition, the 5,750,000 shares of Class B common stock of the Company, par value $0.0001 per share (the “Founder Shares”) held by our Sponsor (prior to the exercise of the over-allotment) included an aggregate of 750,000 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full. Since the underwriters exercised the over-allotment option in part, the Sponsor forfeited 740,000 Founder Shares on October 23, 2020. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

Following the closing of the over-allotment option, an aggregate amount of $202,404,000 has been placed in the Company’s trust account established in connection with the IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recharge Acquisition Corp.

	By:	/s/ Anthony Kenney
		Name:	Anthony Kenney
		Title:	Chief Executive Officer

Dated: October 23, 2020